Exhibit 99.1

NOVAGOLD Issues its 2020 Integrated Annual Report and Sustainability Summary with its Hallmark Questions and Answers Section

Highlights Significant Achievements in the Advancement of the Donlin Gold Project up the Value Chain and the Company’s Successful Implementation of the Very Best Practices in Environmental, Social, and Governance Policies

A comprehensive letter to shareholders from our Chairman, Dr. Thomas S. Kaplan, entitled “Modern Monetary Theology for a World in Flux”, explores the dynamics of the current bull market in precious metals and the positive impact of cryptocurrencies for the gold narrative, assesses important geo-political shifts and the state of the gold industry as it relates to scarce Tier-One assets[1] in Tier-One jurisdictions[2] like Donlin Gold, jointly owned by NOVAGOLD and its 50% partner Barrick Gold Corporation, and provides in-depth answers to a broad range of questions frequently asked by our shareholders and other investors in the sector.

Our President and CEO Greg Lang delivers a detailed account of the highly successful 2020 drill program undertaken by Donlin Gold, highlighting the most important achievements including superb safety performance with zero COVID-19 cases or Lost-Time Incidents on site, outstanding assay results from the 85-hole 23,361-meter drill program, in addition to strong and coordinated assistance to the native communities in the region, particularly at a time of need during the pandemic.

An inaugural Sustainability Summary report which highlights NOVAGOLD’s and Donlin Gold’s steadfast commitment to the high standards of environmental, social, and governance (ESG) practices.

April 26, 2021 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (“NOVAGOLD” or the “Company”) (NYSE American, TSX: NG) has published its 2020 Integrated Annual Report and Sustainability Summary (the “annual report”).

This year’s annual report features two comprehensive messages to shareholders and NOVAGOLD’s hallmark Questions and Answers section. Dr. Thomas S. Kaplan’s Chairman’s Letter, entitled “Modern Monetary Theology for a World in Flux”, summarizes for fellow shareholders his thoughts on the current state of the gold industry and the emergence of cryptocurrencies; elaborates on his history with the Company as well as its strategy; speaks about NOVAGOLD’s strong alliances with Barrick Gold Corporation and our Native Corporation partners in Alaska; highlights the unique attributes of the Donlin Gold project; and presents the importance of the Company’s singular focus on sustainability and ESG as we bring Donlin Gold up the value chain.

In NOVAGOLD’s President and CEO Message to Shareholders, Greg Lang summarizes the remarkable outcome of the highly successful 2020 Donlin Gold drill program. Despite being overshadowed by the COVID-19 pandemic, with zero COVID-19 cases or Lost-Time Incidents on site, the largest program of its kind in 12 years was completed on time and yielded outstanding results, with higher grade-thickness than had been predicted by previous modelling. Mr. Lang reinforces the Company’s ESG principles and its strong time-tested relationships with the project’s Native Corporation partners, Calista Corporation and The Kuskokwim Corporation, with whom NOVAGOLD and Donlin Gold are working to bring long-lasting benefits for future generations of residents in the Yukon-Kuskokwim region. In addition, he reviews the Company’s excellent financial position and outlines its 2021 goals and budget.

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1 NOVAGOLD defines a Tier-One gold development project as one with a projected production life of at least 10 years, annual projected production of at least 500,000 ounces of gold, and average projected cash costs over the production life that are in the lower half of the industry cost curve.

2 NOVAGOLD considers Tier-One jurisdictions to be any in the top 10 rank by the Investment Attractiveness Index in the Fraser Institute Annual Survey of Mining Companies, 2020. Alaska is ranked number 5.

The annual report is available on NOVAGOLD’s website www.novagold.com.

If you would like to receive a hard copy by mail, please send an email request to info@novagold.com.

NOVAGOLD welcomes comments, questions, or suggestions about the annual report and related information. Please send your feedback to info@novagold.com.

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Jason Mercier
Manager, Investor Relations

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information” and "forward-looking statements” (collectively "forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, benefits to NOVAGOLD shareholders and the perceived merit of properties are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects”, "anticipates”, "believes”, "intends”, "estimates”, "potential”, "possible”, and similar expressions, or statements that events, conditions, or results "will”, "may”, "could”, or "should” occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include those factors listed in the report and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended November 30, 2020 and subsequent Form 10-Q filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.